NEWS RELEASE

For more information, contact:

Brian Bronson
Chief Financial Officer
1-503-615-1281
brian.bronson@radisys.com

Holly Stephens
Finance and Investor Relations Manager
1-503-615-1321
holly.stephens@radisys.com

RADISYS ANNOUNCES SECOND QUARTER 2007 RESULTS

HILLSBORO, OR — July 26, 2007— RadiSys® Corporation (Nasdaq: RSYS), a leading global provider of advanced embedded solutions, today announced revenues of $75.5 million for the quarter ended June 30, 2007 and a net loss of $7.3 million or $0.34 per share. Non-GAAP net loss for the second quarter was $159 thousand or $0.01 per share. This compares to revenue of $84.5 million in the second quarter of 2006 and revenue of $66.9 million in the first quarter of 2007. Non-GAAP results in the second quarter excluded a loss of $0.33 per share, primarily attributable to the impact of acquisition-related expenses, stock-based compensation expense and restructuring charges.

Commenting on the financial results for the quarter, Scott Grout, President and CEO stated, “We grew revenues by 13% sequentially as both our communications and commercial businesses increased from the first quarter. Our cash flow returned to positive levels in second quarter as we increased our cash and investments by $7.3 million.” Mr. Grout went on to say, “I continue to be pleased with our design win traction including our design-in progress on many of our previous wins. In the second quarter, we closed additional new business in applications that include wireline, packet inspection, security gateway servers, military, network security, test and measurement and medical imaging. Many of our previous design wins are well into the design-in phase and our customers are making significant investments to integrate our products into their solutions. We are seeing meaningful collaboration and engagement between our technical team and our customers’ to support their development programs. Our funnel of potential new design wins also remains strong with sizable opportunities across a broad range of applications.”

In June, the Company announced its new Convedia® Software Media Server, which won the 2007 NXTcomm EOS Award for best Application Layer System. This solution provides an economical IP audio and video media processing solution for Advanced Telecommunications Computing Architecture (ATCA) and Linux-based platforms. This advance also marks the first product based on combined technologies from RadiSys and Convedia. The general availability of the Convedia CMS-3000 and CMS-9000 media servers was also announced in the second quarter. These solutions are based on a modular hardware platform, which incorporates the latest Digital Signal Processors (DSPs) and processor chipsets and utilize the Company’s eXtended Media Processing™ (eXMP ™) technology.

Also in the second quarter, the Company demonstrated continued leadership in 10-Gigabit ATCA solutions with the introduction of its Promentum® ATCA-9100 DSP Media Processing Module. The Promentum® ATCA-9100 extends the award winning 10-Gigabit SYS-6010 ATCA platform for applications requiring high performance media processing such as next-generation VoIP, media processing and media gateway solutions. The Company also announced the introduction of a MicroTCA platform development kit aimed at helping telecommunication equipment manufacturers (TEMs) develop network elements geared toward a smaller and more cost effective form factor than existing products.

In June, the Company also introduced a new COM Express module aimed at supporting high performance communications applications. When incorporated with the RadiSys Promentum® 2210, system designers gain a switch and control module well suited for Radio Network Controller, Media Gateway, IMS and IPTV applications. The CE3100 utilizes a Core 2 Duo L7400 processor and offers flexible storage in an effort to meet reliability and cost requirements of both equipment manufacturers and service providers.

Third Quarter 2007 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking, and actual results may differ materially. The Company assumes no obligation to update these statements.

Commenting on the outlook, Scott Grout stated, “We currently expect third quarter revenues to be between $75 and $80 million. Our third quarter GAAP results are projected to be a loss in the range of $0.29 to $0.25 per share and our non-GAAP results are expected to be in the range of a loss of $0.01 per share to earnings of $0.03 per diluted share. Our projected non-GAAP results exclude a loss of approximately $0.28 per share primarily attributable to the impact of acquisition-related expenses and stock-based compensation expense.”

In closing, Mr. Grout stated, “While the exact timing of more meaningful production deployments remains uncertain, we continue to be pleased with the market’s rate of adoption of our higher-value standards-based solutions. We are now deeply engaged with many of our new and existing customers to incorporate our products into their overall solutions.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Thursday, July 26, 2007 at 5:00 p.m. ET to discuss the second quarter 2007 results and review the financial and business outlook for the third quarter of 2007.

To participate in the live conference call, dial (888) 333-0027 (U.S./Canada, toll-free) or (706) 634-4990 (international) and reference conference ID#6127750. The conference call will also be simultaneously webcast on the RadiSys investor relations website at http://investor.radisys.com/ .

A replay of the conference call will be available two hours after the call is complete by phone at (800) 642-1687 (U.S./Canada, toll-free) or (706) 645-9291 (international) with conference ID#6127750 or over the internet at http://investor.radisys.com/ . The replay will be available until Thursday, August 9, 2007.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy and the Company’s guidance for the third quarter of 2007, particularly with respect to anticipated revenues and loss/ earnings per share. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (b) the Company's inability to successfully integrate operations, technologies, products or personnel from the acquisition of Convedia Corporation, (c) the Company's inability to realize the benefits sought from the acquisition of Convedia Corporation, higher than anticipated integration costs of the acquisition and less than expected financial performance resulting therefrom, which may adversely affect the price of the Company’s stock, and (d) the factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2006, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of July 26, 2007. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with GAAP, the historical and forward-looking financial results in the Company’s earnings release contain non-GAAP financial measures that exclude the effects of (a) acquisition-related expenses including an in-process R&D charge, amortization of acquired intangible assets, amortization of deferred compensation, integration expenses and purchase accounting adjustments, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (c) restructuring charges (reversals), (d) insurance gain (e) a gain related to supplier settlement, and (f) a gain related to the sale of a building /land. The Company believes that the presentation of results excluding these items will provide meaningful supplemental information to investors that are indicative of the Company’s core operating results. A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (Nasdaq: RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps OEMs, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today's complex computing, processing and network intensive applications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

-end-

RadiSys®, Convedia®, Promentum® and Procelerant® are registered trademarks of RadiSys Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Revenues	$75,530	$84,539	$142,383	$150,350
Cost of sales	56,829	60,946	104,441	109,023
Gross margin	18,701	23,593	37,942	41,327
Research and development	11,529	10,717	22,309	19,841
Selling, general, and administrative	11,829	9,484	23,257	17,689
Intangible assets amortization	4,255	136	8,513	461
Restructuring and other charges (reversals)	1,444	(233)	1,532	(174)
Income (loss) from operations	(10,356)	3,489	(17,669)	3,510
Interest expense	(431)	(433)	(863)	(869)
Interest income	1,627	2,635	3,256	4,871
Other income (expense), net	(65)	464	(121)	475
Income (loss) before income tax provision	(9,225)	6,155	(15,397)	7,987
Income tax provision (benefit)	(1,901)	1,796	(2,681)	2,202
Net income (loss)	$(7,324)	$4,359	$(12,716)	$5,785
Net income (loss) per share:
Basic	$(0.34)	$0.21	$(0.58)	$0.28
Diluted (I)	$(0.34)	$0.18	$(0.58)	$0.24
Weighted average shares outstanding:
Basic	21,802	21,015	21,742	20,858
Diluted (I)	21,802	25,915	21,742	25,731

(I)
For the three and six months ended June 30, 2006, the number of diluted weighted average shares outstanding calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit, which amounted to $243 thousand and $488 thousand for the three and six months ended June 30, 2006. For the three and six months ended June 30, 2007 the effects of the assumed conversion of the 1.375% convertible senior notes are excluded in the computation of diluted earnings per share as the effect would be anti-dilutive.

CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$31,671	$23,734
Short-term investments, net	91,400	102,250
Accounts receivable, net	57,959	42,549
Other receivables	3,260	3,782
Inventories, net	28,758	35,184
Other current assets	3,420	4,609
Assets held for sale	1,415	3,497
Deferred tax assets	5,779	5,779
Total current assets	223,662	221,384
Property and equipment, net	10,985	11,075
Goodwill	57,991	67,183
Intangible assets, net	34,507	42,935
Long-term investments, net	10,000	10,000
Long-term deferred tax assets	37,074	24,531
Other assets	4,270	4,546
Total assets	$378,489	$381,654

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,451	$39,699
Accrued wages and bonuses	6,223	5,995
Accrued interest payable	222	222
Accrued restructuring	1,647	329
Convertible subordinated notes, net	2,416	2,410
Other accrued liabilities	10,709	11,154
Total current liabilities	60,668	59,809
Long-term liabilities:
Convertible senior notes, net	97,480	97,412
Other long-term liabilities	2,733	978
Total long-term liabilities	100,213	98,390
Total liabilities	160,881	158,199
Shareholders’ equity :
Preferred stock — $.01 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 22,040 and 21,835 shares issued and outstanding at June 30, 2007 and December 31, 2006	220,000	212,887
Retained earnings (deficit)	(6,449)	6,555
Accumulated other comprehensive income:
Cumulative translation adjustments	4,057	4,013
Total shareholders’ equity	217,608	223,455
Total liabilities and shareholders’ equity	$378,489	$381,654

RECONCILIATION OF GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
GAAP net income (loss)	$(7,324)	$4,359	$(12,716)	$5,785
Acquisition-related expenses:
(a) Amortization of acquired intangible assets	4,124	—	8,248	—
(b) Amortization of deferred compensation:
Cost of sales	25	—	50	—
Research and development	160	—	320	—
Selling, general and administrative	282	—	564	—
Total amort. of deferred compensation	467	—	934	—
(c) Integration expenses	263	—	377	—
(d) Purchase accounting adjustments:
Revenue	101	—	250	—
Selling, general and administrative	90	—	180	—
Total purchase accounting adjustments	191	—	430	—
Total acquisition-related expenses	5,045	—	9,989	—
(e) Stock-based compensation:
Cost of sales	270	198	532	416
Research and development	712	363	1,314	751
Selling, general and administrative	1,668	834	3,035	1,524
Total stock-based compensation	2,650	1,395	4,881	2,691
(f) Restructuring and other charges (reversals)	1,444	(233)	1,532	(174)
(g) Gain on sale of building	(135)	—	(135)	—
(h) Insurance Gain	—	(362)	—	(362)
(i) Income tax effect of reconciling items	(1,839)	(193)	(3,008)	(523)
Non-GAAP net income (loss)	$(159)	$4,453	$543	$7,417

The non-GAAP consolidated statements of operations below are adjusted for the items listed above.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Revenues (d)	$75,631	$84,539	$142,633	$150,350
Cost of sales (b) (e)	56,534	60,748	103,859	108,607
Non-GAAP gross margin	19,097	23,791	38,774	41,743
Research and development (b) (e)	10,657	10,354	20,675	19,090
Selling, general, and administrative (b) (c) (d) (e) (g)	9,661	8,650	19,236	16,165
Intangible assets amortization (a)	131	136	265	461
Non-GAAP income (loss) from operations (f)	(1,352)	4,651	(1,402)	6,067
Interest expense	(431)	(433)	(863)	(869)
Interest income	1,627	2,635	3,256	4,871
Other income (expense), net (h)	(65)	102	(121)	113
Non-GAAP income (loss) before income tax provision	(221)	6,955	870	10,142
Income tax provision (benefit) (i)	(62)	1,989	327	2,725
Non-GAAP net income (loss)	$(159)	$4,966	$543	$7,417
Non-GAAP net income (loss) per share:
Basic	$(0.01)	$0.24	$0.02	$0.36
Diluted (I)	$(0.01)	$0.20	$0.02	$0.31
Weighted average shares outstanding used to compute non-GAAP net income per share:
Basic	21,802	21,015	21,742	20,858
Diluted	21,802	25,991	22,429	25,803

(I)
For the three and six months ended June 30, 2006, the number of diluted weighted average shares outstanding calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit, which amounted to $243 thousand and $488 thousand for the three and six months ended June 30, 2006. For the three and six months ended June 30, 2007 the effects of the assumed conversion of the 1.375% convertible senior notes are excluded in the computation of diluted earnings per share as the effect would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED JUNE 30, 2007
(unaudited)

	Gross Margin	Research and Development	Selling, General and Administrative	Income (loss) from Operations	Income (loss) before income tax provision	Effective Tax Rate
GAAP	24.8%	15.3%	15.7%	(13.7)%	(12.2)%	20.6%
Amortization of acquired intangible assets (a)	—	—	—	5.5	5.5	3.4
Amortization of deferred compensation (b)	—	(0.2)	(0.4)	0.6	0.6	0.4
Integration expenses (c)	—	—	(0.3)	0.3	0.3	0.2
Purchase accounting adjustments (d)	0.2	—	(0.1)	0.3	0.3	0.2
Stock-based compensation (e)	0.3	(1.0)	(2.2)	3.4	3.4	2.2
Restructuring and other charges (f)	—	—	—	1.9	1.9	1.2
Gain on sale of building (g)	—	—	0.1	(0.1)	(0.1)	(0.1)
Non-GAAP	25.3%	14.1%	12.8%	(1.8)%	(0.3)%	28.1%

The tables below are related to guidance estimates for the quarter ending September 30, 2007:

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE
(unaudited, dollars in millions except per share amounts)

	Estimates for the Quarter Ended September 30, 2007 Low End High End		Per Share Estimates for the Quarter Ended September 30, 2007 Low End High End
GAAP net loss (assumes tax rate of 17%)	($6.5)	($5.4)	($0.29)	($0.25)
Amortization of acquired intangible assets	3.5	3.5	0.16	0.16
Stock-based compensation	2.4	2.4	0.11	0.11
Amortization of deferred compensation	0.3	0.3	0.01	0.01
Purchase accounting adjustments	0.1	0.1	0.00	0.00
Gain on sale of land	(0.1)	(0.1)	0.00	0.00
Total adjustments	6.2	6.2	0.28	0.28
Non-GAAP net income (loss) (assumes tax rate of 37%)	($0.3)	$0.8	($0.01)	$0.03

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE ESTIMATES
FOR THE QUARTER ENDED SEPTEMBER 30, 2007
(unaudited, dollars in millions)

	Research and Development Expense	Selling, General and Admin. Expense
GAAP	$11.4	$11.9
Stock-based compensation	(0.8)	(1.7)
Amortization of deferred compensation	(0.1)	(0.2)
Gain on sale of land	—	0.1
Purchase accounting adjustments	—	(0.1)
Non-GAAP	$10.5	$10.0